As filed with the Securities and Exchange Commission on June 24, 2003
                                                         Registration No.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ________________________

                              I/OMAGIC CORPORATION
              (Exact name of registrant as specified in its charter)
                            ________________________



             NEVADA                                     88-0290263
_______________________________                    ___________________
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)


                             1300 E. WAKEHAM AVENUE
                               SANTA ANA, CA 92705
            _________________________________________________________
             (Address of Principal Executive Offices)     (Zip Code)


                              I/OMAGIC CORPORATION
                             2002 STOCK OPTION PLAN
            _________________________________________________________
                            (Full title of the plan)

                                  TONY SHAHBAZ
                             1300 E. WAKEHAM AVENUE
                               SANTA ANA, CA 92705
            _________________________________________________________
                     (Name and address of agent for service)

                                 (714) 953-3000
            _________________________________________________________
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                  CORA LO, ESQ.
                              I/OMAGIC CORPORATION
                             1300 E. WAKEHAM AVENUE
                              SANTA ANA, CA  92705
                                 (714) 953-3000

                                       and

                             LARRY A. CERUTTI, ESQ.
                              RUTAN & TUCKER, LLP
                                 611 ANTON BLVD.
                              COSTA MESA, CA  92626
                                 (714) 641-5100

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum Proposed maximum
Title of each class of securities  Amount to be  offering price   aggregate offering  Amount of
to be registered. . . . . . . . .  registered    per share        price               registration fee

COMMON STOCK, $0.001 PAR VALUE,
PER SHARE                          133,334 (1)   $7.00            $933,338            $75.51 (2)

---------------------
(1) This Registration Statement covers shares of common stock of the Registrant which may be offered or sold pursuant to the I/OMagic Corporation 2002 Stock Option Plan. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the closing bid price of the shares as reported on the Over-the-Counter Bulletin Board on June 23, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 2002.
     (b) The description of common stock contained in the Registration Statement on Form 10-SB filed pursuant to Section 12 of the Exchange Act on September 8, 1999, including any amendment or report filed for the purposes of updating such information.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Article IV, Section 1 of our bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, as the same may be amended, supplemented or superseded from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to section 78.751, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay

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


the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Article IV, Section 2 of the indemnification section of our bylaws states that any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within sixty (60) days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under this section where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada General Corporation Law. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this section or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this section or otherwise, shall be on the corporation.

Additionally, under Article IV, Section 3 of our bylaws, the corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section 1 of this Article VI, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article VI, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

Article IV, Section 4 of our bylaws provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the indemnification section.

Article IV, Section 5 of the bylaws states that the corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of the indemnification section, subject to the imposition of any conditions or limitations as the Board of Directors may deem necessary or appropriate.

Under Nevada Revised Statutes

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or

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

other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

    (a)  Is  not  liable  pursuant  to  NRS  78.138;  or

    (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

    (a)  Is  not  liable  pursuant  to  NRS  78.138;  or

    (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

    (a)  By  the  stockholders;

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

Does not exclude any other rights to which a person seeking
indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct,fraud or a knowing violation of the law and was material to the cause of action.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit
Number          Name
------          ----

4.1 I/OMagic Corporation 2002 Stock Option Plan (incorporated by reference from Registrant's Definitive Proxy Statement filed on October 9, 2002, File No. 0-27267)

4.2     I/OMagic Corporation 2002 Incentive Stock Option Agreement

4.3     I/OMagic Corporation 2002 Non-Qualified Stock Option Agreement

5.1     Opinion of Rutan & Tucker, LLP

23.1    Independent Auditors' Consent

23.2 Consent of Rutan & Tucker, LLP (included in Exhibit 5.1 to this Registration Statement)

24.1    Power of Attorney (See page 8)
____________________________________


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

Item  9.  Undertakings

(a)     The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on June 23, 2003.

                    I/OMAGIC CORPORATION, a Nevada corporation

                    /s/ Tony Shahbaz
                    _____________________________________
                    By:     Tony Shahbaz
                    Its:     President and Chief Executive Officer


                    /s/ Steve Gillings
                    _____________________________________
                    By:     Steve Gillings
                    Its:     Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Shahbaz and Steve Gillings, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

Signature                    Title                                  Date
---------                    -----                                  ----


/s/ Tony Shahbaz
______________________     President, Chief Executive Officer,   June 23, 2003
Tony Shahbaz               Secretary, Chairman, Director

/s/ Steve Gillings
______________________     Chief Financial Officer               June 23, 2003
Steve Gillings

/s/ Anthony Andrews
______________________     Director                              June 23, 2003
Anthony Andrews

/s/ Daniel Hou
______________________     Director                              June 23, 2003
Daniel Hou

/s/ Daniel Yao
______________________     Director                              June 23, 2003
Daniel Yao

                                INDEX TO EXHIBITS

Exhibit
Number          Name
------          ----

4.1 I/OMagic Corporation 2002 Stock Option Plan (incorporated by reference from Registrant's Definitive Proxy Statement filed on October 9, 2002, File No. 0-27267)

4.2     I/OMagic Corporation 2002 Incentive Stock Option Agreement

4.3     I/OMagic Corporation 2002 Non-Qualified Stock Option Agreement

5.1     Opinion of Rutan & Tucker, LLP

23. 1   Independent Auditors' Consent

23.2 Consent of Rutan & Tucker, LLP (included in Exhibit 5.1 to this Registration Statement)

24.1    Power of Attorney (See page 8)

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